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                                                                    Exhibit 21.1



                              KPMG Consulting, Inc.

                                Subsidiaries List

512931 N.B., Inc. (Canada)

ABS Holding AG (Switzerland)

Barents European Holdings, LLC (DE)

Barents Group (Europe) Limited (UK)

Barents Group Australia Pty. (Australia)

Barents Group Egypt (Ltd.) (Egypt)

Barents Group LLC

Barents Group Puerto Rico, LLC (DE)

Barents Group Russia (Russia)

Barents Group Russia, LLC (DE)

Barents International Markets B.V. (Netherlands)

Flash GSD Projekt-und Vertriebs-GmbH (Germany)

Global Consulting Delaware LLC

Grupo Barents Limitada (El Salvador)

GSD Ltd Skt (Turkey)

Guam Systems Consulting, LLC (Guam)

i2Midlantic, LLC (DE)

i2Northwest, LLC (DE)

InfoDesign Deutschland GmbH (Germany)

Infonova GmbH (Austria)

Infonova GmbH (Germany)

Infonova Ltd. (UK)


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Infonova SARL (France)

K Consulting Asia Pacific Pte Ltd. (Singapore)

K Consulting Asia Pacific Pty Ltd. (Australia)

K Consulting Australia Pty Ltd. (Australia)

K Consulting China WOFE K Consulting Co. Ltd. (Thailand)

K Consulting Europe Limited (UK)

K Consulting Southeast Asia (DE)

K Consulting Spain Holdings Limited (UK)

KCA GmbH & Co. KG (Germany)

KCA Holdings, LLC (DE)

KCI Canada Holdings I, Inc. (Canada)

KCI Canada Holdings II, Inc. (Canada)

KCI Consulting Pte. Ltd. (Singapore)

KCI Funding Corporation (DE)

KCIN Business Consulting Espana SL (Spain)

KCIN Capital LLC (DE)

KCIN Consulting 2002 (Brazil) Ltda. (Brazil)

KCIN Consulting 2002 France SAS (France)

KCIN Consulting 2002 Mexico, S.A. de C.V. (Mexico)

KCIN Consulting 2002 Peru SRL (Peru)

KCIN Consulting Finland Oy (Finland)

KCIN Consulting Netherlands Holdings BV (Netherlands)

KCIN Consulting Norway AS (Norway)

KCIN Consulting Sweden AB (Sweden)

KCIN Consulting Switzerland AG (Switzerland)

KCIN Global Consulting Caymans I (Cayman Islands)

KCIN Global Consulting Caymans II (Cayman Islands)


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KCIN Global Consulting Netherlands BV (Netherlands)

KPMG (Asia Pacific) Pte. Ltd. (Singapore)

KPMG ABS AG (Switzerland)

KPMG Consultants N.V. (Surinam)

KPMG Consulting (Asia Pacific) Limited (BVI)

KPMG Consulting (Asia Pacific) Ltd. (Hong Kong)

KPMG Consulting (Asia Pacific) Ltd. (Taiwan)

KPMG Consulting (ASPAC) Sdn Bhdn (Malaysia)

KPMG Consulting (Hong Kong) Limited (BVI)

KPMG Consulting (Netherlands Americas) N.V. (Curacao)

KPMG Consulting AG (Germany)

KPMG Consulting AG (Korea)

KPMG Consulting AG (UAE)

KPMG Consulting Americas Holdings Limited (Bermuda)

KPMG Consulting Americas Inc. (Colombia) (Colombia)

KPMG Consulting Americas, Inc. (DE)

KPMG Consulting C.V. (Curacao)

KPMG Consulting Company Limited (Japan)

KPMG Consulting Company Limited (Japan)

KPMG Consulting Germany GmbH (Germany)

KPMG Consulting Global Operations, Inc. (DE)

KPMG Consulting GmbH (Austria)

KPMG Consulting International Holdings Limited (Bermuda)

KPMG Consulting International Holdings Limited I (Bermuda)

KPMG Consulting International Holdings Limited II (Bermuda)

KPMG Consulting International I, Inc. (DE)

KPMG Consulting International II, Inc. (DE)

KPMG Consulting International, Inc. (DE)

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KPMG Consulting Israel, LLC (DE)

KPMG Consulting KCA Holdings Limited (Bermuda)

KPMG Consulting LP Groupe Conseil KPMG S.E.C. (Canada)

KPMG Consulting Ltda (Brazil)

KPMG Consulting Mexico SRL (Mexico)

KPMG Consulting New Zealand, Limited (New Zealand)

KPMG Consulting Russland OOO (Russia)

KPMG Consulting S.I. (Korea)

KPMG Consulting SA (Peru)

KPMG Consulting Singapore Pte Ltd (Singapore)

KPMG Consulting Technology Holdings Limited (Bermuda)

KPMG Consulting USA, Inc. (DE)

KPMG Consulting V, Inc. (Canada)

KPMG Consulting, Inc. (Korea)

KPMG Consulting, Inc. (Panama)

KPMG Consulting, LLC (DE)

KPMG Consultores SA (Costa Rica)

KPMG Consultores, S.A. (Argentina)

KPMG Consultoria SA (Guatemala)

KPMG Enterprise Holdings, LLC (DE)

KPMG Enterprises Integration Services LLC (DE)

KPMG GSD GmbH (Germany)

KPMG InfoDesign GmbH (Austria)

KPMG InfoDesign GmbH (Germany)

KPMG Information Technology N.V. (Aruba)

KPMG Information Technology N.V. (Curacao)

KPMG Ireland 2000 Limited (Bermuda)

KPMG Management Consulting N.V. (Aruba)

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KPMG Management Consulting N.V. (Curacao)

KPMG Peat Marwick Consultants SA (Venezuela)

KPMG Peat Marwick Management Consulting (Shanghai) Ltd. (China)

KPMG South Pacific LLC (DE)

M. Blaschitz GmbH (Austria)

Metis Inc. (DE)

Metis Prjeckt + Vertriebs- GmbH (Germany)

Metrius, Inc. (CA)

OAD Acquisition Corp. (DE)

OAD Group, Inc. (CA)

Peatmarwick, Inc. (NY)

Peloton Holdings, LLC (DE)

PT Barents Indonesia (Indonesia)

S-Beteil, GmbH (Austria)

Softline Acquisition Corp. (DE)

Softline Consulting and Integrators, Inc. (CA)

TRIACON Management Consulting GmbH (Austria)